Exhibit 99.1

Farmland Partners Inc. Reports Second Quarter 2021 Results

DENVER, Aug. 4, 2021 /PRNewswire/ -- Farmland Partners Inc. (NYSE: FPI) ("FPI" or the "Company") today reported financial results for the three and six months ended June 30, 2021.

Selected 2021 Highlights

During the six months ended June 30, 2021, the Company:

•	experienced strong farmland values with accelerating appreciation, especially in row crop regions;
•	showed substantial increases in lease renewal rates so far, reflecting increased farmer profitability;
•	recorded net income of $(0.4) million, $4.2 million excluding litigation-related items[1], compared to $0.6 million, $1.4 million excluding litigation related items[2] for the same period in 2020;
•	recorded AFFO of $(5.3) million, $(0.6) million excluding litigation-related items[1], compared to $(1.8) million, $(1.0) million excluding litigation related items[2] for the same period in 2020;
•	completed four acquisitions, for total consideration of $29.9 million;
•	completed fifteen property dispositions, for total consideration of $28.3 million and total gain on sale of $3.5 million;
•	retained property management for ten out of fifteen disposed properties, growing the off-balance sheet asset management business to $21.5 million of AUM;
•	sold 1,954,293 shares of common stock at an average price of $13.11 for aggregate net proceeds of $25.4 million under the ATM Program; and
•	reached settlement with Quinton Mathews regarding the falsity of claims that were used to launch the "short and distort" scheme targeting FPI, its management, and its stockholders (FPI press release).

1 For the six months ended June 30, 2021, legal and accounting expense included $5.2 million related to litigation and revenue included $0.6 million of litigation settlement proceeds related to Rota Fortunae, resulting in a net impact of $4.6 million.

2 For the six months ended June 30, 2020, legal and accounting expense included $0.8 million related to litigation.

CEO Comments

Paul A. Pittman, Chairman and CEO, said: "This was a solid quarter for FPI, but for the litigation expense. The demand-driven bull market in commodities continues to drive a strong profit outlook for farmers, which, in turn, are generating positive momentum in land values and lease renewal rates.  Specialty crop performance is on track to exceed 2020, especially in citrus."

Macro Comments

Farmers, particularly in the row crop sector, are experiencing strong financial recovery driven by increased exports to China and production problems in many other parts of the world.

•	Food Security: According to the Food and Agriculture Organization of the UN report released in July, global hunger and food insecurity were exacerbated in 2020 due to the COVID-19 pandemic. It is estimated that between 720 and 811 million people faced hunger in 2020 and 2.37 billion people faced food insecurity in 2020. This serves as a reminder of the important work that US farmers perform in providing stable food supply to meet steadily growing demand.
•	Commodity Demand: The United States corn export projection for the 2020/2021 marketing year remains at an all-time high, resulting in an almost 40% share in global corn trade. Corn prices for 2021/2022 marketing year are projected to be $5.60/bu—a 27% increase over prices for the 2020/2021 marketing year, driven by strong exports and tight supplies. Soybean prices for the 2021/2022 marketing year are projected to be $13.70/bu—a 24% increase over prices for the 2020/2021 marketing year, driven by low inventory levels.

Comments on Litigation

In commenting on litigation and related expenses, Mr. Pittman stated: "During the second quarter, we believe we positioned the Company to begin bringing both the class action litigation and the remaining affirmative case against Sabrepoint Partners to successful resolution. We obtained a recantation from Quinton Mathews (aka "Rota Fortunae") of numerous false statements he made in July 2018 that prompted a dramatic drop in our stock price and resulting class action litigation. We believe any accusations made by the class action plaintiffs and attorneys are frivolous and without merit, as further confirmed by Quinton Mathews' admission that his July 2018 Seeking Alpha article was full of false statements. While we saw an increase in the cost of defending the class action in the first half of the year, largely due to the lifting of a discovery stay, which increased the number of depositions and other discovery requests we had to fulfill, as well as our hitting the limit on our D&O insurance, we believe much of the discovery in the class action has been completed and such expenses will begin to decline in the upcoming quarters. Moreover, we believe Mr. Mathews' admission has increased the likelihood that we will obtain a favorable result in the Sabrepoint affirmative case."

Financial and Operating Results

•	The table below shows financial and operating results for the three months ended June 30, 2021 and June 30, 2020. The values are shown as reported and after adjusting for litigation items.

	As reported		Adjusted for litigation (1)
	For the three months ended		For the three months ended
	June 30,		June 30,
Financial Results:	2021	2020	2021	2020
Net Income (Loss)	$(2,865)	$172	$(735)	$757
Net income (loss) per share available to common stockholders	$(0.19)	$(0.10)	$(0.02)	$0.03
AFFO	$(3,648)	$(1,406)	$(1,518)	$(821)
AFFO per diluted weighted average share	$(0.11)	$(0.04)	$(0.05)	$(0.03)
Adjusted EBITDAre	$3,182	$6,012	$5,312	$6,597

Operating Results:
Total Operating Revenues	$10,013	$10,517	$9,463	$10,517
Operating Income	$955	$3,689	$3,085	$4,274
Net Operating Income (NOI)	$8,305	$8,699	$7,755	$8,699

(1)	Legal and accounting expense for the three months ended June 30, 2021 and 2020 included $2.7 million and $0.6 million, respectively, related to litigation. Revenue for the three months ended June 30, 2021 and 2020 included $0.6 million and $0.0 million, respectively, of litigation settlement proceeds related to Rota Fortunae resulting in a net impact of $2.1 million and $0.6 million, respectively.

•	The table below shows financial and operating results for the six months ended June 30, 2021 and June 30, 2020. The values are shown as reported and after adjusting for litigation items.

	As reported		Adjusted for litigation (1)
	For the six months ended		For the six months ended
	June 30,		June 30,
Financial Results:	2021	2020	2021	2020
Net Income (Loss)	$(388)	$592	$4,250	$1,362
Net income (loss) per share available to common stockholders	$(0.21)	$(0.19)	$0.14	$0.05
AFFO	$(5,259)	$(1,774)	$(621)	$(1,004)
AFFO per diluted weighted average share	$(0.16)	$(0.06)	$(0.02)	$(0.03)
Adjusted EBITDAre	$8,511	$13,422	$13,149	$14,192

Operating Results:
Total Operating Revenues	$21,589	$22,168	$21,039	$22,168
Operating Income	$4,054	$8,979	$8,692	$9,749
Net Operating Income (NOI)	$17,950	$18,489	$17,400	$18,489

(1)	Legal and accounting expense for the six months ended June 30, 2021 and 2020 included $5.2 million and $0.8 million, respectively, related to litigation. Revenue for the six months ended June 30, 2021 and 2020 included $0.6 million and $0.0 million, respectively, of litigation settlement proceeds related to Rota Fortunae resulting in a net impact of $4.6 million and $0.8 million, respectively.

•	See "Non-GAAP Financial Measures" for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

•	During the six months ended June 30, 2021, the Company completed four acquisitions for total consideration of $29.9 million.
•	During the six months ended June 30, 2021, the Company completed disposal of fifteen properties for total consideration of $30.7 million and total gain on sale of $3.5 million.

Balance Sheet

•	During the six months ended June 30, 2021, the Company did not repurchase any shares of common stock.
•	During the six months ended June 30, 2021, the Company repurchased 25,073 shares of Series B preferred stock at a weighted average price of $25.92 for an aggregate purchase price of $0.7 million.
•	During the six months ended June 30, 2021, the Company sold 1,954,293 shares of common stock at an average price of $13.11 for aggregate net proceeds of $25.4 million under the ATM Program.
•	Subsequent to June 30, 2021, the Company sold 5,219 shares of common stock for aggregate net proceeds of $0.1 million under the ATM Program.
•	As the date of this press release, and the date of this press release, the Company had 34,300,035 shares of common stock outstanding on a fully diluted basis.
•	The Company had total debt outstanding of $502.2 million at June 30, 2021, compared to total debt outstanding of $508.2 million at December 31, 2020.

Dividend Declarations

•	The Company's Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit. The dividends are payable on October 15, 2021, to stockholders and common unit holders of record on October 1, 2021.
•	The Company's Board of Directors declared a quarterly cash dividend of $0.3750 per share of Series B Participating Preferred Stock. The dividends are payable on September 30, 2021 to holders of Series B Participating Preferred Stock of record on September 15, 2021.

Conference Call Information

The Company has scheduled a conference call on August 5, 2021 at 12:00 p.m. (Eastern Time) to discuss the financial results and provide a company update. The call can be accessed live over the phone toll-free by dialing 1-866-262-6804 (U.S.), or 1-855-669-9657 (Canada), or 1-412-902-4107 (International). Participants can reference the Farmland Partners Inc. Second Quarter 2021 Earnings Conference Call.  The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com. A replay of the conference call will be available beginning shortly after the end of the event until August 15, 2021 at 11:59 p.m. (Eastern Time), by dialing 1-877-344-7529 (U.S.), or 1-855-669-9658 (Canada), or 1-412-317-0088 (International); passcode: 10158970. A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns and/or manages approximately 161,000 acres in 16 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook, proposed and pending acquisitions and dispositions, the potential impact of trade disputes and recent extreme weather events on the Company's results, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock or Series B participating preferred stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company's industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company's competition, the timing, price or amount of repurchases, if any, under the Company's share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and the Company's other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of June 30, 2021 (unaudited) and December 31, 2020 (audited)

(in thousands except par value and share data)

	June 30,	December 31,
	2021	2020
ASSETS
Land, at cost	$930,665	$924,952
Grain facilities	11,283	12,091
Groundwater	10,214	10,214
Irrigation improvements	52,335	53,887
Drainage improvements	12,606	12,805
Permanent plantings	53,519	54,374
Other	6,890	8,167
Construction in progress	10,228	9,284
Real estate, at cost	1,087,740	1,085,774
Less accumulated depreciation	(35,230)	(32,654)
Total real estate, net	1,052,510	1,053,120
Deposits	65	—
Cash	40,159	27,217
Assets held for sale	530	—
Notes and interest receivable, net	2,440	2,348
Convertible notes receivable	2,428	—
Right of use asset	178	93
Deferred offering costs	75	—
Deferred financing fees, net	44	87
Accounts receivable, net	3,520	4,120
Inventory	742	1,117
Prepaid and other assets	1,628	2,889
TOTAL ASSETS	$1,104,319	$1,090,991
LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$500,705	$506,625
Lease liability	178	93
Dividends payable	1,715	1,612
Derivative liability	1,738	2,899
Accrued interest	3,373	3,446
Accrued property taxes	1,752	1,817
Deferred revenue	2,420	37
Accrued expenses	11,132	8,272
Total liabilities	523,013	524,801
Commitments and contingencies (See Note 8)
Series B Participating Preferred Stock, $0.01 par value, 6,037,500 shares authorized; 5,806,797 shares issued and outstanding at June 30, 2021, and 5,831,870 at December 31, 2020	139,116	139,766
Redeemable non-controlling interest in operating partnership, Series A preferred units	118,755	120,510
EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 32,810,518 shares issued and outstanding at June 30, 2021, and 30,571,271 shares issued and outstanding at December 31, 2020	317	297
Additional paid in capital	373,299	345,870
Retained earnings	(5,457)	1,037
Cumulative dividends	(57,932)	(54,751)
Other comprehensive income	(908)	(2,380)
Non-controlling interests in operating partnership	14,116	15,841
Total equity	323,435	305,914
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,104,319	$1,090,991

Farmland Partners Inc.

Consolidated Statements of Operations

For the three and six months ended June 30, 2021 and 2020

(unaudited, in thousands except par value and share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
OPERATING REVENUES:
Rental income	$8,291	$9,141	$18,551	$19,215
Tenant reimbursements	839	883	1,777	1,744
Crop sales	237	362	453	697
Other revenue	646	131	808	512
Total operating revenues	10,013	10,517	21,589	22,168
OPERATING EXPENSES
Depreciation, depletion and amortization	1,885	2,003	3,820	4,003
Property operating expenses	1,708	1,818	3,639	3,679
Cost of goods sold	667	745	917	1,311
Acquisition and due diligence costs	—	11	—	11
General and administrative expenses	1,897	1,402	3,514	2,854
Legal and accounting	2,901	848	5,643	1,330
Other operating expenses	—	1	2	1
Total operating expenses	9,058	6,828	17,535	13,189
OPERATING INCOME	955	3,689	4,054	8,979
OTHER (INCOME) EXPENSE:
Other (income) expense	(8)	(33)	(52)	88
(Gain) on disposition of assets	(74)	(917)	(3,467)	(831)
Interest expense	3,902	4,467	7,961	9,130
Total other expense	3,820	3,517	4,442	8,387
Net income (loss) before income tax expense	(2,865)	172	(388)	592
Income tax expense	—	—	—	—
NET INCOME (LOSS)	(2,865)	172	(388)	592
Net (income) loss attributable to non-controlling interests in operating partnership	130	(10)	13	(36)
Net income (loss) attributable to the Company	(2,735)	162	(375)	556
Nonforfeitable distributions allocated to unvested restricted shares	(14)	(16)	(28)	(32)
Distributions on Series A Preferred Units and Series B Preferred Stock	(3,055)	(3,088)	(6,120)	(6,203)
Net loss available to common stockholders of Farmland Partners Inc.	$(5,804)	$(2,942)	$(6,523)	$(5,679)
Basic and diluted per common share data:
Basic net (loss) available to common stockholders	$(0.19)	$(0.10)	$(0.21)	$(0.19)
Diluted net (loss) available to common stockholders	$(0.19)	$(0.10)	$(0.21)	$(0.19)
Basic weighted average common shares outstanding	31,072	29,433	30,747	29,485
Diluted weighted average common shares outstanding	31,072	29,433	30,747	29,485
Dividends declared per common share	$0.05	$0.05	$0.10	$0.10

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and six months ended June 30, 2021 and 2020

(unaudited, in thousands except par value and share data)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands except per share amounts)	2021	2020	2021	2020
Net income (loss)	$(2,865)	$172	$(388)	$592
(Gain) loss on disposition of assets	(74)	(917)	(3,467)	(831)
Depreciation, depletion and amortization	1,885	2,003	3,820	4,003
FFO	(1,054)	1,258	(35)	3,764
Stock-based compensation	334	276	585	517
Deferred impact of interest rate swap terminations	127	137	311	137
Real estate related acquisition and due diligence costs	—	11	—	11
Distributions on Preferred units	(3,055)	(3,088)	(6,120)	(6,203)
AFFO	$(3,648)	$(1,406)	$(5,259)	$(1,774)
AFFO per diluted weighted average share data:
AFFO weighted average common shares	32,836	31,656	32,527	31,708
Net loss per share available to common stockholders	$(0.19)	$(0.10)	$(0.21)	$(0.19)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.10	0.11	0.21	0.21
Depreciation and depletion	0.06	0.06	0.12	0.13
Stock-based compensation	0.01	0.01	0.02	0.02
(Gain) loss on disposition of assets	—	(0.03)	(0.11)	(0.03)
Distributions on Preferred units	(0.09)	(0.10)	(0.19)	(0.20)
AFFO per diluted weighted average share	$(0.11)	$(0.04)	$(0.16)	$(0.06)

	For the three months ended		For the six months ended
	June 30,		June 30,
(in thousands)	2021	2020	2021	2020
Net Income (loss)	$(2,865)	$172	$(388)	$592
Interest expense	3,902	4,467	7,961	9,130
Income tax expense	—	—	—	—
Depreciation, depletion and amortization	1,885	2,003	3,820	4,003
(Gain) loss on disposition of assets	(74)	(917)	(3,467)	(831)
EBITDAre	$2,848	$5,725	$7,926	$12,894
Stock-based compensation	334	276	585	517
Indirect equity offering costs	—	—	—	—
Real estate related acquisition and due diligence costs	—	11	—	11
Adjusted EBITDAre	$3,182	$6,012	$8,511	$13,422

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and six months ended June 30, 2021 and 2020

(unaudited, in thousands except par value and share data)

	For the three months ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2021	2020	2021	2020
OPERATING REVENUES:
Rental income	$8,291	$9,141	$18,551	$19,215
Tenant reimbursements	839	883	1,777	1,744
Crop sales	237	362	453	697
Other revenue	646	131	808	512
Total operating revenues	10,013	10,517	21,589	22,168
Property operating expenses	1,708	1,818	3,639	3,679
NOI	8,305	8,699	17,950	18,489
Depreciation, depletion and amortization	1,885	2,003	3,820	4,003
Cost of goods sold	667	745	917	1,311
Acquisition and due diligence costs	—	11	—	11
General and administrative expenses	1,897	1,402	3,514	2,854
Legal and accounting	2,901	848	5,643	1,330
Other operating expenses	—	1	2	1
Other (income) expense	(8)	(33)	(52)	88
(Gain) on disposition of assets	(74)	(917)	(3,467)	(831)
Interest expense	3,902	4,467	7,961	9,130
NET INCOME (LOSS)	$(2,865)	$172	$(388)	$592

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company's operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company's operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company's FFO may not be comparable to such other REITs' FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company's ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT's definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company's operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company's operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company's operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company's performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company's AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company's liquidity, nor are they indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate ("EBITDAre") in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre  is a key financial measure used to evaluate the Company's operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company's industry. However, while EBITDAre is a performance measure widely used across the Company's industry, the Company does not believe that it correctly captures the Company's business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company's business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company's ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor's understanding of the Company's operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT's recommendation, beginning with the Company's reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company's financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.

CONTACT: ir@farmlandpartners.com